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                                                                   Exhibit 3-193
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                                                  Filed in the Department of
                                                      State on JUL 07 1994

                                                       [graphic omitted]

                                     2589081
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                              (Line for Numbering)

Articles of Incorporation
Domestic Business Corp.


                          COMMONWEALTH OF PENNSYLVANIA
                              DEPARTMENT OF STATE
                               CORPORATION BUREAU


   In compliance with the requirements of 15 Pa.C.S. Section 1306 (relating to Articles of Incorporation), the undersigned, desiring to incorporate a business corporation, hereby certifies that:

   1.   The name of the corporation is:

        KNOLLWOOD MANOR, INC.

   2. The location and post office address of the initial registered office of the corporation in this Commonwealth is:

       148 West State Street, Kennett Square, PA 19348

   3. The corporation is formed under the provisions of the Pennsylvania Business Corporation Law of 1988.

   4. These Articles of Incorporation may be amended in the manner at the time prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

   5. The aggregate number of shares which the corporation shall have the authority to issue is 1,000 shares of common stock.

   6. The name and post office address of the incorporator is Jean M. Hamilton, c/o Blank, Rome, Comisky & McCauley, Four Penn Center Plaza, Philadelphia, PA 19103.

   IN TESTIMONY WHEREOF, the incorporator has signed these Articles of Incorporation this 7th day of July, 1994.

                                                     /s/ Jean M. Hamilton
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